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                                                                   Exhibit 10.14

November 20, 2001

Mr. Thomas Lindquist
[Address Omitted]

Fax [number omitted]

Dear Tom:

You ("Executive") have previously agreed to be employed by Plum Creek Timber Company, Inc. (the "Company" or "Plum Creek") pursuant to the terms referred to in my letter to you dated November 1, 2001. This letter sets forth the "Executive Agreement" referenced in that letter.

EXECUTIVE AGREEMENT

The Company may terminate Executive's employment and this Executive Agreement at any time for "Cause" (as hereinafter defined) immediately upon written notice to Executive. As used herein, the term "Cause" shall mean that Executive shall have in the reasonable judgment of the Board of Directors of the Company (i) committed a criminal act or a single act of fraud, embezzlement, breach of trust, or other act of gross misconduct, or (ii) violated any material written Company policy or rules of the Company, unless rectified by Executive within 45 days following written notice thereof to Executive or (iii) refused to follow the reasonable written directions given by the Board or the Company's Chief Executive Officer from time to time or breached any covenant or obligation under this Executive Agreement or other agreement with the Company, unless rectified by Executive within 45 days following written notice thereof to Executive.

The Company may terminate Executive's employment and this Executive Agreement Without Cause (as hereinafter defined) upon written notice to Executive. Termination "Without Cause" shall mean termination of employment on any basis (including no reason or cause) other than termination of Executive's employment for Cause, voluntary resignation, death or permanent disability.

If your employment with Plum Creek is terminated Without Cause or if terminated following a Change in Control (as hereinafter defined), in either case in the first two years from your date of hire, Plum Creek will pay you as severance, the equivalent of one year's base salary (at the level in effect at the date of termination) plus an amount equal to the bonus paid with respect to the full calendar year preceding the year in which Executive's employment was terminated. If the termination Without Cause or following a Change in Control takes place prior to the first year bonus being paid to Executive, then such bonus will be based upon the average bonus paid to similarly situated executives of Plum Creek. In addition, upon such termination, all outstanding stock options will become immediately vested and

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Mr. Thomas Lindquist
Page 2
November 20, 2001

all restrictions on restricted stock will lapse (provided, however, that the lapsing of such restrictions and accelerated vesting will not occur prior to the date which is six months from your date of hire).

As used herein, "Change in Control" means the occurrence of any of the following events:

                           (i) any Person is or becomes after the effective date hereof the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates) representing 50% or more of the combined voting power of the Company's then outstanding securities; or

                           (ii) a majority of the directors elected at any annual or special meeting of shareholders of Plum Creek are not individuals nominated by Plum Creek's then incumbent Board of Directors; or

                           (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

                           (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

Tom, if the foregoing is acceptable to you, please execute in the space provided below and return one copy to me.

Sincerely,

Rick R. Holley
President and Chief Executive Officer

/s/ Rick R. Holley

Agreed to and accepted as of November 20, 2001.

/s/ Thomas Lindquist
Mr. Thomas Lindquist